GLENAYRE TECHNOLOGIES, INC. 2005 Third Quarter Results ENTERTAINMENT DISTRIBUTION COMPANY

Safe Harbor/Non GAAP/Pro Forma Statements Forward-Looking Statements This material contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and the Company's most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files. The Company assumes no obligation to update any forward-looking statements and does not intend to do so. Non-GAAP Measures This material refers to the following Non-GAAP measures: (1) income (loss) from continuing operations before one-time gains and charges, and (2) EBITDA from continuing operations (income (loss) from continuing operations, excluding one-time gains and charges, before net interest income, taxes and depreciation and amortization). The last two pages of this material shows the reconciliation of income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to (1) income (loss) from continuing operations before one-time gains and charges and (2) EBITDA from continuing operations. These measures are presented because the Company believes that such information is commonly used in both the telecommunications industry and the entertainment industry as one measure of a company's operating performance. These measures are not determined in accordance with generally accepted accounting principles, they are not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA from continuing operations, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner. Pro Forma Financial Information On May 31, 2005, the Company's newly formed Entertainment Distribution Company division ("EDC") acquired Universal Music Group's North American and central European CD and DVD manufacturing and distribution operations. Accordingly, for comparative purposes this material includes pro forma financial information which summarizes the combined results of operations of Glenayre and the operations of EDC on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented.

2005 Third Quarter Financial Summary

2005 Nine-Month Financial Summary (1) 2005 results excludes one time indirect acquisition and employment costs of $1.6mm and $1.1mm foreign exchange loss related to the EDC acquisition. (2) 2004 results excludes one time patent litigation settlement costs of $2.7mm.

Summary of Tax Loss Carryforwards Summary at September 30, 2005: The Company has realized U.S. Federal NOLs of $275 million of which $242 million are unrestricted. In addition, the Company has foreign NOLs of $34 million. Expiration Schedule of the unrestricted U.S. Federal NOLs: ($ in Millions)

2005 Third Quarter Consolidated Cash Flow

2005 Third Quarter Balance Sheet Highlights (b) Includes both short-term and long-term liabilities, which are made up of Trade Payables, Accrued Liabilities, Pension Obligations, Deferred Revenue and Other Liabilities. (a) Includes $16.5mm held as security related to Wachovia Credit Facility, half of which should be released beginning July 2006.

2005 Third Quarter Financial Summary (1) In prior years all Corporate Overhead was allocated to Messaging. In 2005, $0.9mm of corporate overhead has been allocated to EDC.

2005 Nine-Month Financial Summary (1) In prior years all Corporate Overhead was allocated to Messaging. In 2005, $1.2mm of corporate overhead has been allocated to EDC. (2) 2004 results excludes one time patent litigation settlement costs of $2.7mm.

Quarterly Highlights Glenayre Messaging Positives Another profitable quarter Revenue over $20M and up 41% vs. 2004 Strong gross margins of 54% Very high services revenue of $7.8M Several new customer wins Strong momentum going forward Negatives EBITDA margin below stated goal Continued market pressure to expand product portfolio Management Response Continue to balance profitability objectives with the need for additional hiring to continue on rapid growth track Continue to develop new products and seek strategic acquisitions to expand product line

2005 Third Quarter Financial Summary (1) 2005 results includes allocated Corporate Overhead of $0.9mm.

2005 Nine-Month Financial Summary (2) 2005 results includes allocated Corporate Overhead of $1.2mm. (1) 2005 results excludes one time indirect acquisition and employment costs of $1.6mm and $1.1mm foreign exchange loss related to the EDC acquisition.

Quarterly Highlights Entertainment Distribution Company Positives Seamless transition, Universal Music pleased Senior management culture becoming independent & entrepreneurial Universal Music continues to "buck" the industry trend Several small new 3rd party customer wins Negatives Closing the transaction prior to peak season has limited ability to: Aggressively pursue 3rd party business Implement significant process improvements Establish sales & marketing team Continued downward pressure on DVD market pricing Management Response Diligently complete hiring of sales & marketing team in order to secure new 3rd party customers Implement full process improvement program Expand product & services offerings, including DVD capabilities

CONCLUSION Numerous Opportunities Including Messaging Introduction of "ICE Cube" Expansion of Application Portfolio New Customers Several Large Bids Strategic Acquisitions Entertainment Continued Reversionary Business New Third Party Business Process Improvements Strategic Acquisitions

2005 Third Quarter Reconciliation of Non-GAAP Statements

2005 Nine Month Reconciliation of Non-GAAP Statements